UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025 (December 20, 2025)

Coty Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35964	13-3823358
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue
New York, NY	10118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Markus Strobel as Executive Chairman of the Board and Interim CEO

On December 20, 2025, the Board of Directors (the “Board”) of Coty Inc. (NYSE: COTY) (the “Company”) appointed Mr. Markus Strobel to the role of Executive Chairman of the Board (“Executive Chairman”) and Interim Chief Executive Officer (“Interim CEO”), effective as of January 1, 2026 (the “Appointment Date”).

Following the Appointment Date, Mr. Strobel (i) will receive an annual base salary of $1,250,000 (reduced to $1,000,000 at such time that he is no longer serving as Interim CEO), (ii) will be eligible for a one-time cash sign-on bonus of $940,000, paid on the first scheduled payroll date following June 30, 2026, and (iii) will receive an equity grant under the Company’s Equity and Long-Term Incentive Plan (the “Equity Plan”), including restricted stock units with a grant date fair value of $3,000,000 (the “RSU Grant”) and 6,000,000 stock options with an exercise price equal to the fair market value on the grant date (the “Option Grant”), subject to the terms of the Equity Plan and the applicable award agreements. The RSU Grant will be subject to service-based vesting conditions vesting in three substantially equal installments on each of December 31, 2026, 2027 and 2028. The Option Grant will vest in full on December 31, 2028, subject to the achievement of applicable performance goals.

If Mr. Strobel’s employment is terminated without cause by the Company, or if Mr. Strobel terminates his employment for good reason within one year following a significant corporate transaction, subject to executing a release of claims, he will be entitled to receive (i) twelve months of base salary payable in substantially equal installments over the twelve-month period following such termination, and (ii) accelerated vesting of a portion of his outstanding and unvested stock options on the date of such termination, with such portion determined based on the achievement of applicable performance goals as of the termination date (pro-rated in the event that such termination is not in connection with a significant corporate transaction).

Mr. Strobel joins the Company after a distinguished 33-year career at Procter & Gamble, where he most recently served as President of Procter & Gamble’s Global Skin & Personal Care business that included a multi-billion-dollar portfolio of more than 12 global brands. There is no family relationship between Mr. Strobel and any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Strobel, or any member of his immediate family, had, or will have, a direct or indirect material interest.

A copy of the press release announcing the appointment of Mr. Strobel as the Executive Chairman and Interim CEO is attached to this Current Report on Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act. A copy of the press release is also available on its website at www.investors.coty.com.

Separation of Ms. Sue Y. Nabi

Ms. Sue Y. Nabi will cease to serve as the Company’s Chief Executive Officer, effective December 31, 2025 (the “Separation Date”). Effective as of the Separation Date, Ms. Nabi will resign as a member of the Board and from all other director, officer and trustee positions she holds with the Company and its affiliates.

In connection with her departure, the Company and Ms. Nabi entered into a Separation Agreement (the “Separation Agreement”) on December 20, 2025. Pursuant to the Separation Agreement, Ms. Nabi is entitled to receive a lump sum cash payment in lieu of notice of approximately $1,741,575, representing six months of base salary, to be paid prior to January 15, 2026. The Separation Agreement further provides for the vesting of approximately 2,083,333 restricted stock units relating to shares of the Company on January 2, 2026; which Ms. Nabi is entitled to pursuant to the terms of such awards. All other outstanding and unvested equity awards held by Ms. Nabi as of the Separation Date will be forfeited. In exchange for these separation benefits, Ms. Nabi provided a general release of claims against the Company and reaffirmed certain existing restrictive covenants, including confidentiality and non-solicitation obligations.

The foregoing description is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2025.

Changes to the Board of Directors

On December 20, 2025, the Board appointed Ms. Patricia Capel as a member of the Board, effective as of January 1, 2026, with a term expiring at the 2026 annual meeting of the Company’s stockholders or until her respective successor is duly elected and qualified. In addition, the Board appointed Ms. Capel to the Board’s Remuneration and Nomination Committee, also effective as of January 1, 2026. She will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement filed with the Commission on September 26, 2025.

There is no family relationship between Ms. Capel and any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Ms. Capel, or any member of her immediate family, had, or will have, a direct or indirect material interest.

Peter Harf has resigned as Chairman of the Board, including as a director of the Board, after serving as the Chairman of the Board since 2020, effective December 31, 2025. Mr. Harf’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 22, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: December 22, 2025	By:	/s/ Kristin Blazewicz
	Name:	Kristin Blazewicz
	Title:	Chief Legal Officer, General Counsel and Secretary